EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

IndeNet, Inc.
(formerly Independent TeleMedia Group, Inc.)
Los Angeles, California

We hereby consent to the inclusion in this Form 8-K of our report dated May 7, 1996, relating to the consolidated financial statements of IndeNet, Inc., for the three months ended March 31, 1995.

/s/ BDO SEIDMAN, LLP
Los Angeles, California
May 10, 1996